Exhibit 10.1

                        AGREEMENT OF PURCHASE AND SALE


THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is dated for reference purposes June 16, 1999, and is entered into by and among BLACK CANYON LOOP COMPANY LLC, an Arizona limited liability company, as fee owner of Parcel I described in Exhibit A ("BCLC"), METROPOLITAN OPERATING PARTNERSHIP, L.P., an Arizona limited partnership, as fee owner of Parcel 2 described in Exhibit A ("MOP") (collectively, "Seller"), and SAFEWAY INC., a Delaware corporation ("Buyer").

1. Agreement To Sell And To Buy. Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller all of Sellers right, title, and interest in the following described property (the "Subject Property'):

     1.1 Land. All of the land situated in the City of Phoenix, County of Maricopa, State of Arizona, commonly known as Deer Valley Corporate Center, and legally described in Exhibit A attached (including all appurtenances and Seller's right, title and interest, if any, in adjacent streets and alleys) (the "Land"), consisting of approximately 43 acres, upon which is located a building consisting of approximately One Hundred Seventy Thousand (170,000) square feet, together with related surface and single level deck parking.

     1.2. Improvements. All buildings, improvements, and fixtures situated on the Land (the "Improvements").

          1.2.1. The Improvements include a four (4) story, Class "A" office building totaling approximately 170,000 square feet, parked at 5/1000 with surface parking and a single level parking deck (collectively, the "Building").

     1.3. Tangible Personal Property. All tangible personal property owned by Seller, located on the Land and/or in the Improvements, and used in the ownership, operation, and maintenance of the Subject Property.

     1.4. Intangible Personal Property. Intangible property used in the ownership, operation, and maintenance of the Subject Property, consisting of the right to use the name "Deer Valley Corporate Center," and any related tradenames, trade dress, or trademarks, all leases, contract rights, instruments, documents of title, transferable licenses, plans, specifications, as-built drawings, and goodwill.

2. Purchase Price. The purchase price for the Subject Property is Thirty-six Million Dollars ($36,000,000) cash (the "Purchase Price"), payable as follows:

     2.1. Initial Deposit. Within three (3) business days after execution and delivery of this Agreement, Buyer shall deposit in Escrow a check or draft in the sum of One Million Five Hundred Thousand Dollars ($1,500,000) payable to the Escrow Agent and to be held in an interest bearing account for Buyer's account as a refundable deposit (the "Initial Deposit") applicable toward the Purchase Price.

     2.2. Cash At Closing. The balance of the Purchase Price shall be payable in cash at closing.

     2.3. Bonds and Assessments. Any bonds or assessments shall be paid in full by Seller.

3.   Contingency Release Date; Close of Escrow; Additional Deposit.

     3.1. Contingency Release Date. The Contingency Release Date shall be the date which is thirty (30) days after the execution and delivery of this Agreement.

     3.2. Close of Escrow. The close of Escrow ("Closing") shall occur on or before the date (the "Closing Date") which is ten (10) days after the Contingency Release Date.

          3.2.1. If on the Closing Date title to the Subject Property is affected by any lien or encumbrance which is not a Permitted Exception (as defined below), Seller may adjourn the Closing from time to time upon written notice to Buyer to a date no later than August 16, 1999 for the purpose of attempting to remove the lien or encumbrance.

          3.2.2. If on the Closing Date Seller has not obtained the Certificate of Occupancy (as defined below), Seller may adjourn the Closing from time to time upon written notice to Buyer to a date no later than August 16, 1999 for the purpose of obtaining the Certificate of Occupancy.

          3.2.3. If on the Closing Date one or more of the conditions set forth in Section 16 of this Agreement is not satisfied or waived, Seller may adjourn the Closing from time to time upon written notice to Buyer to a date no later than August 16, 1999 for the purpose of bringing about the satisfaction of the conditions.

          3.2.4. If Closing has not occurred on or before August 16, 1999, on account of the failure of one or more of the conditions set forth in Subsection 3.2.1, 3.2.2, or 3.2.3, Buyer may adjourn the Closing from time to time upon written notice to Seller to a date no later than September 16, 1999 for the purpose of providing additional time for Seller to satisfactorily address the issues set forth in Subsection 3.2.1, 3.2.2, or 3.2.3, during which time Seller shall continue to use commercially reasonable efforts to do so. If Closing has not occurred on or before September 16, 1999, on account of the failure 6f one or more of the conditions set forth in Subsection 3.2.1, 3.2.2, or 3.2.3, either party shall have the right to terminate this Agreement upon written notice to the other.

     3.3. Additional Deposit. Unless Buyer terminates this Agreement on or prior to the Contingency Release Date, within three (3) business days following the Contingency Release Date Buyer shall deposit in Escrow a check or draft in the sum of One Million Five Hundred Thousand Dollars ($1,500,000) payable to the Escrow Agent and to be held in an interest bearing account for Buyer's account as an additional refundable deposit (the "Additional Deposit") applicable toward the Purchase Price.

     3.4. Deposit. The Initial Deposit and the Additional Deposit shall be referred to as the "Deposit." Unless Buyer terminates this Agreement on or prior to the Contingency Release Date, the Initial Deposit shall be non-refundable after the Contingency Release Date. The Additional Deposit - shall be non-refundable when deposited in Escrow. The entire Deposit shall be applicable to the purchase price.

     3.5. Seller's Right To Terminate. If Buyer does not timely terminate this Agreement pursuant to the provisions of Section 15 of this Agreement and Buyer fails to deposit the Additional Deposit in Escrow prior to 5:00 p.m. PDT on the third (3rd) business day after the Contingency Release Date, Seller shall have the right to terminate this Agreement by written notice to Buyer given at any time prior to the time Buyer deposits the Additional Deposit in Escrow, in which case Escrow Agent shall promptly deliver the Initial Deposit to Seller. In such event the Initial Deposit shall be deemed to be liquidated damages (and not a penalty) for Buyer's failure to perform its obligations under this Agreement, it being agreed that Seller's actual damages as a consequence of Buyer's default may be difficult, if not impossible, to accurately quantify.

4. Escrow. Within three (3) business days after the execution and delivery of this Agreement, the parties shall open an escrow (the "Escrow") with Commonwealth Land Title Company, 655 Third Avenue, New York, New York 10017 Attention Bill Deatly/Doug Forsythe (Voice: 212-949-0100 or 212-949-6208; Telecopy: 212-856-9308) (the "Escrow Agent"), and the
     parties shall deposit with Escrow Agent an executed copy of this Agreement. At the request of Seller, Buyer, or Escrow Agent, within seven
     (7) days after execution and delivery of this Agreement Escrow Agent shall prepare and Seller, Buyer, and Escrow Agent shall execute and deliver an escrow agreement reasonably satisfactory to Seller, Buyer, and Escrow Agent, which escrow agreement may clarify or restrict Escrow Agent's duties or liability, without, however, amending or modifying any portion of this Agreement.

5.   Title Report Survey, and Review.

     5.1. Within five (5) business days after the execution and delivery of this Agreement, Seller shall deliver to Buyer any existing survey and any existing title report or commitment covering all or any part of the Subject Property. Buyer may order at its expense a survey of the Subject Property (the "Survey", to be completed prior to closing), and within five (5) business days following the execution and delivery of this Agreement, Buyer shall order a current title commitment covering the Subject Property, together with legible copies of all documents referred to therein, to be issued to Buyer by Commonwealth Land Title Company (the "Title Company") (together, the "Title Report"). On or before the date which is ten (10) business days after Buyers receipt of the Title Report and the Survey, Buyer shall notify Seller in writing of any matters listed in the Title Report or depicted on the Survey which Buyer disapproves (the "Title Defects"). Buyer's failure to notify Seller of Buyers disapproval of a Title Report or Survey matter within this period shall be deemed to be an approval of the matter. The Title Defects shall be cured or removed by Seller by the close of Escrow as a condition to Buyer's obligation to close and not as a covenant of Seller to remove the same, provided, however, that Seller shall use reasonable efforts to remove Title Defects. Seller shall remove mortgages, deeds of trust and related and similar loan security liens and encumbrances of record as of the date of execution and delivery of this Agreement, and other monetary liens caused or imposed by Seller, delinquent real estate taxes, and mechanics' liens (or with respect to mechanics' liens Seller may cause the Title Company to insure over). Except as otherwise provided in this Agreement with respect to completion of the Building and payment therefor, Seller shall not be required to expend funds in excess of Fifty Thousand Dollars
          ($50,000) to remove non-monetary liens or other monetary liens.
          Seller shall inform Buyer promptly and in writing whether or not Seller anticipates being unable to remove any Title Defects. The parties acknowledge that Buyers review of leases is part of Buyer's feasibility study to be conducted by Buyer prior to the Contingency Release Date.

6. Title. Seller shall convey to Buyer marketable and insurable fee simple title to the Subject Property. Seller's obligation to convey title shall be deemed satisfied by Buyer's acceptance of the Deed and Title Policy. Title shall be evidenced by the issuance by the Title Company of its standard ALTA Owner's Policy of Title Insurance ("Title Policy") in the full amount of the Purchase Price. At Buyer's option, the Title Policy shall be an extended coverage policy. The Title Policy shall insure in Buyer fee simple title to the Subject Property, subject only to a lien to secure payment of real property taxes and assessments not delinquent and other exceptions which are disclosed by the Title Report and Survey and which are not disapproved by Buyer in accordance with the provisions of this Agreement (the "Permitted Exceptions"). Subject to reasonable approval of the Title Company and Buyer, and subject to Seller's obligation to pay monetary liens, Seller shall have the right, but not the obligation, to bond or escrow for monetary liens which are not readily dischargeable prior to closing (e.g., mechanic liens for TI's or other work commenced prior to Closing).

7. Closing Instruments. On the Closing Date, the parties shall deliver or cause to be delivered the following items (all of which shall be duly executed and acknowledged where required):

     7.1. Warranty Deed. A special warranty deed (the "Deed") in form of Exhibit B and reasonably satisfactory to the Title Company conveying to Buyer the real property comprising a portion of the Subject Property, subject only to the Permitted Exceptions.

     7.2. Bill of Sale and Assignment. A bill of sale and assignment for any personal property, without representation or warranty and in form and substance reasonably satisfactory to Buyer conveying to Buyer the personal property comprising a portion of the Subject Property.

     7.3. Assignment and Assumption of Leases. An assignment and assumption of leases (the "Assignment of Leases") in form and substance reasonably satisfactory to Seller and Buyer, and consistent with the provisions of this Agreement, assigning to Buyer the Leases (as defined below) from and after the date of the Closing and transferring to Buyer any deposits or prepaid rent under the Leases.

     7.4. Assignment and Assumption of TI Buildout Agreement(s). An assignment and assumption of the Chubb Buildout Agreement (as defined below), the Construction Management Agreement (as defined below) (if any), and any other contract for the construction of TI's under the Leases (the "Assignment of the TI Buildout Agreement(s)") in form and substance reasonably satisfactory to Seller and Buyer and consistent with the provisions of this Agreement, assigning to Buyer the Chubb Buildout Agreement, the Construction Management Agreement (if any), and any other contract for construction of TI's under the Leases.

     7.5. Assignment of Warranties. An assignment in form and substance reasonably satisfactory to Buyer of all rights under the construction contract(s) and related agreements for the construction of the Building and other Improvements, including any and all warranties or guaranties relating to the Building, TI's, and other Improvements (the "Assignment of Warranties").

     7.6. Title Insurance. The Title Policy in the amount of the Purchase Price, and any affidavits or other documents which the Title Company might reasonably request to issue the Title Policy.

     7.7. Keys. The keys and combinations to locks and other Security devices located on the Subject Property.

     7.8. Nonforeign Affidavit. An affidavit in a form satisfactory Buyer executed by Seller evidencing Sellers exemption from withholding under the Internal Revenue Code Section 1445.

     7.9. Additional Documents. Additional documents which Buyer or the Title Company may reasonably request to consummate the sale of the Subject Property.

8. Closing Instructions. By the Closing Date, each party shall deposit with Escrow Agent its closing instructions. Escrow Agent may prepare and the parties shall promptly execute and return such reasonable and customary Escrow instructions consistent with this Agreement, as Escrow Agent may require in order to clarify or restrict Escrow Agent's duties or liability, without, however, amending any portion of this Agreement.

9.   Building Completion; Existing Agreements.

     9.1. Building Certificate of Occupancy. The parties acknowledge that construction of the Building shell and core may not be complete on the date of execution and delivery of this Agreement. Seller shall complete, prior to Closing at no cost or expense to Buyer, construction of the Building and all Improvements necessary for the beneficial use of the Building, including the issuance of a certificate of occupancy and/or any other permit or approval required for occupancy of the Building (collectively, the "Certificate of Occupancy").

          9.1.1. Seller shall be responsible for all costs to complete the Building and all Improvements necessary for the beneficial use of the Building, and shall make arrangements satisfactory to the Title Company to permit the Title Company to issue the Title Policy without exceptions for any mechanic liens or other matters relating to work performed under the construction contract(s) and related agreements for the construction of the Building and other Improvements constructed prior to closing.

     9.2. Existing Agreements.

          9.2.1. Seller has entered into the following agreements (the "Existing Agreements") with respect to the Building:
                  9.2.1.1. Office Lease, dated December 1998, between BCLC and Federal Insurance Company (the "Chubb Lease").

                  9.2.1.2. Agreement Between Owner and Contractor, dated March 17, 1999, between BCLC and Jokake Construction Co. (the "Chubb Buildout Agreement").

                  9.2.1.3. Office Building Lease, dated May 21, 1999, between BCLC and Employers Mutual Casualty Company (the "Employers Mutual Lease").

                  9.2.1.4. The Chubb Lease and the Employers Mutual Lease are each referred to as a "Lease" and are collectively referred to as the "Leases."

          9.2.2. BCLC anticipates entering into a Construction Management Agreement with JDB Asset Management, Inc. (or perhaps a third party) (in either case, the "Construction Management Agreement").

     9.3. Tenant Improvements; Delivery of Evaluation Materials.

          9.3.1. The parties acknowledge that the Leases obligate the landlord under the Leases to construct improvements and/or to perform other work as set forth in - the Leases (collectively, "TI's" or the "TI Work"). The Chubb Buildout Agreement is a construction contract for the construction of TI's under the Chubb Lease.

          9.3.2. Simultaneously with the execution and delivery of this Agreement, and from time to time during prior to the Contingency Release Date as additional material becomes available, Seller shall deliver to Buyer true, complete and correct copies of the Existing Agreements, together with any final or preliminary scope of work documents, plans and specifications, cost estimates, and bids, to the extent available to Seller, as may be reasonably required for Buyer's evaluation of the scope and cost of the TI Work.

     9.4. Completion of TI Work; Credit Against Purchase Price.

          9.4.1. The parties anticipate that the TI Work under the Leases will not be complete prior to Closing. Pursuant to the Assignment of Leases to be executed and delivered at Closing, Buyer shall assume and agree to complete the TI Work under the Leases to the extent not complete prior to Closing.

          9.4.2. During the period prior to Closing, Seller shall continue in the normal course of business to pursue in a commercially reasonable manner the performance of the TI Work under the Leases (including pre-construction activities such as, but not limited to, preparation of plans and specifications and application for permits for the TI Work), provided, however, that for coordination purposes Seller shall permit Buyer's representative to participate in this process and Seller shall consult with Buyer's representative prior to approving plans and specifications or entering contracts.

          9.4.3. Pursuant to the Assignment of the TI Buildout Agreement(s) to be executed and delivered at Closing, Buyer shall assume the completion of the TI's under the Leases under the Chubb Buildout Agreement and any other contract for the construction of TI's under the Leases.

          9.4.4. Prior to the Contingency Release Date, the parties shall determine the reasonably estimated (i) cost to complete the TI Work required to be constructed by the landlord under the Leases to the extent that the TI Work is not anticipated to be completed prior to Closing and to the extent that the cost is payable by the landlord under the Leases, and (ii) the cost to complete the Base Building Improvements (as defined below), to the extent that the Base Building Improvements are not anticipated to be completed prior to Closing, and the parties shall execute an agreement (the "TI Credit Agreement") establishing the cost to complete and otherwise implementing the provisions set forth in this Section. With respect to the Chubb Lease, the cost to complete the TI Work shall be an amount equal to the excess, if any, of $1,094,449 over the amounts actually expended by Seller to discharge its obligation to construct TI Work under the Chubb Lease or credited to the tenant in accordance with the Chubb Lease in connection with tenant improvements. Seller shall credit Buyer at Closing, as a credit against the Purchase Price, (i) with respect to the Chubb Lease, an amount calculated pursuant to the immediately preceding sentence, and (ii) with respect to the Employers Mutual Lease, for the estimated cost to complete payable by the landlord as determined by the parties pursuant to the first sentence of this Section 9.4.4. If Seller has a guaranteed maximum cost TI Buildout Agreement for the Employers Mutual Lease, the cost to complete will be based on the costs and estimated stage of completion under the TI Buildout Agreement. If Seller does not have a guaranteed maximum cost TI Buildout Agreement for the Employers Mutual Lease, Seller shall credit Buyer at closing, as a credit against the purchase price, for the estimated cost to complete payable by the landlord under the TI Buildout Agreement, as reasonably agreed to by the parties prior to the Contingency Release Date, and Seller shall escrow a ten percent (10%) contingency to be disbursed against costs to complete payable by landlord, if any, which are in excess of the credit, or refunded to Seller if and to the extent costs do not exceed the credit. In any case, the cost to complete shall include the unpaid fees and costs under the Construction Management Agreement, if any. In addition, Seller shall credit Buyer at Closing, as a credit against the Purchase Price, for the amount, if any, of the cost to complete the base building improvements described in Exhibit D-1 of the Chubb Lease ("Base Building
                  Improvements"), as determined pursuant to the provisions of the first sentence of this Section.

          9.4.5. The parties acknowledge their mutual intent during the term of this Agreement to cooperate to the end that TI Work shall be completed in accordance with a schedule which will permit rent to commence under the Chubb Lease on August 1, 1999 and under the Employers Mutual Lease on September 1, 1999.

     9.5. Other Terms. Prior to the Closing Date, Seller shall not enter into any new leases affecting the Subject Property without Buyer's prior written consent, which consent Buyer may grant or withhold in its sole discretion. On the Closing Date Seller shall deliver evidence reasonably satisfactory to Buyer that the manager and any leasing agents employed by Seller with respect to the Subject Property have been paid all compensation due for services rendered and that all agreements with respect to management and leasing of the Project have been terminated. Seller warrants the Subject Property will be delivered to Buyer free Of any contracts whatsoever except as provided in this Agreement or otherwise approved in writing by Buyer-

10. Adjustments. Prorations. All rents and other revenues and receipts (if any) and all real property taxes and assessments, utility charges, and other expenses and disbursements of the Subject Property shall be prorated as of 12:00 midnight on the Closing Date. All sums due for accounts payable which were owing or incurred by the Subject Property prior to the Proration Date will be paid by Seller, and Seller agrees to indemnify and hold Buyer harmless with respect thereto. Buyer will forward to Seller any bills for such period received after the Closing Date for payment and Buyer shall have no further obligation with respect thereto. Seller shall retain any utility deposits. Buyer agrees to indemnify and hold Seller harmless with respect to all accounts payable and other claims relating to the Subject Property which are incurred or accrue after the Closing Date.

11. Closing Costs. Each party shall pay half of the Escrow fee. Seller shall pay notary fees, any expenses incurred in examination of title, expenses of placing title in proper condition (to the extent Seller is required to do so pursuant to this Agreement) and the title premium for a standard coverage Title Policy, and all governmental impositions incurred as a result of the transfer of title to Buyer, except that Buyer shall pay the cost of recording the Deed. Buyer shall pay any added Title Policy premium attributable to extended coverage.

12. Possession. Possession of the Subject Property shall be delivered to Buyer on the close of Escrow, free from all third party rights of possession, except rights of possession under Leases.

13. Inspections and Feasibility Study. Prior to closing, Buyer and its employees, agents, servants, representatives and contractors may enter upon the Subject Property at reasonable times and in a reasonable manner for purposes of making or performing, at Buyers expense, such feasibility studies, borings, surveys, structural and other inspections, planning, engineering studies, soil tests and studies, environmental sampling and/or tests (collectively "Tests"), as Buyer deems necessary or advisable; provided, however, that all such Tests conducted on the Subject Property shall be undertaken in a safe, workmanlike and reasonable manner, and that Buyer shall substantially restore any area which may be disturbed to its condition prior to such Tests. Also during the Escrow period, Buyer shall have access to and upon request shall receive copies of and may examine all of Sellers records for the Subject Property, including plans and specifications, permits, certificates of occupancy, reports, and records of all operating costs and expenses, correspondence, contracts, leases, and accounts regarding the construction, operation and maintenance of the Subject Property. Buyer shall indemnify, defend and hold harmless Seller from and against any and all loss, costs, liability, damage and expenses, including, but not limited to, penalties, fines, court costs, disbursements and attorneys' fees incurred in connection with or arising from injuries to persons or damage to property caused by Buyer, its agents, servants, employees, representatives or contractors while on the Subject Property and Buyer shall deliver to Seller evidence of commercial general liability insurance maintained by Buyer insuring Buyer's indemnity under this Section at such time as Buyer requests access to the Subject Property in accordance with this Section. The provisions of this Section shall be binding upon Buyer regardless of whether or not the transactions contemplated by this Agreement are consummated and shall survive for a one-year period following the termination of this Agreement or Closing.

14. Condition Of The Subject Property. Subject to Seller's continuing construction of Phase I of the Deer Valley Corporate Center and to the terms of this Agreement, Seller shall deliver possession of the Subject Property in substantially the same condition as existed on the date Of execution and delivery of this Agreement.

15. Buyer's Right To Terminate. If as a result of Buyers inspections, feasibility studies, or for any other reason whatsoever, Buyer, in its sole judgment based upon its own criteria, determines that Buyers purchase of the Subject Property is not feasible, Buyer shall have the right to terminate this Agreement by written notice given to Seller at any time on or before 5:00 p.m. PDT on the Contingency Release Date If Buyer. fails to give timely notice of termination, Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to the provisions of this Section 15. In the event of such termination, the Escrow shall be canceled, the Deposit shall be returned to Buyer, and all documents and any other funds in Escrow shall be returned immediately to the party having deposited the same. If Buyer does not terminate this. Agreement on before the Contingency Release Date, the Deposit shall become non-refundable and constitute liquidated damages as provided elsewhere in this Agreement.

16. Purchase Conditions. The following are conditions precedent to the obligation of Buyer to purchase the Subject Property. Unless and except to the extent waived by Buyer, each of such conditions shall be and remain fully satisfied in Buyer's sole subjective discretion before Buyer shall be obligated to purchase the Subject Property.

     16.1.Zonina. That there be no change in the zoning or entitlements for the Subject Property after the Contingency Release Date.

     16.2.Environmental. Buyer, prior to the Contingency Release Date, shall have the right to obtain a written report by a recognized environmental consulting and/or testing firm retained by Buyer demonstrating to Buyers satisfaction that the Subject Property, and property adjacent thereto, including without limitation its surface water, ground water, air, soils and improvements thereon, contains no Hazardous Material and there has been no Hazardous Discharge or Environmental Notice with regard thereto, and that there has been no change in the environmental condition after the Contingency Release Date.

     16.3.Structural and Building Report. Buyer, prior to the Contingency
          Release Date, shall have the right to obtain a written report from a consulting engineer or other professionals retained by Buyer demonstrating to Buyers satisfaction that the condition (including the structural condition) of the Subject Property is satisfactory, and that there has been no change in the condition of the Subject Property after the Contingency Release Date, except as otherwise contemplated by this Agreement.

17. Representations and Warranties. Seller hereby represents and warrants to and for the benefit of Buyer, as follows:

     17.1. Legal Proceedings, Eminent Domain, and Government Regulation. From and after May 24, 1999, MOP has no knowledge of and has received no notification of any material suits (including, without limitation, condemnation or eminent domain proceedings or actions), hearings, governmental investigations or other legal proceedings (collectively "Proceeding") pending or threatened against Seller, before any court or governmental department or agency which may impact the Subject Property. From and after May 24, 1999, MOP has not received any offer ("Offer") from any public or quasi-public authority, having powers of eminent domain over the Subject Property, to purchase or acquire the Subject Property or any portion thereof or interest therein. From and after May 24, 1999, MOP has received no notification ("Notification") that Seller is subject to or in default with respect to, any order, writ, injunction or decree of any court or governmental department or agency directed specifically to Seller relating to the use of the Subject Property. Seller shall give Buyer immediate written notice of any Proceeding, Offer or Notification which may occur prior to the close of Escrow and of which Seller has actual knowledge. To the best of Seller's knowledge after May 24, 1999, except as disclosed in writing to Buyer within ten (10) days after the execution and delivery of this Agreement, Seller has received no written notice that the Subject Property violates applicable building, zoning, or other statutes or regulations.

     17.2. Insolvency. Seller is not the subject of any insolvency or bankruptcy proceedings at law or in equity or otherwise, the result of which might affect title to the Subject Property or the right of Seller to transfer and convey, or cause to be transferred and conveyed, the Subject Property to Buyer.

     17.3. Disclosure. Seller will inform Buyer of any material adverse change in the physical condition of the Subject Property of which Seller is aware prior to closing.

     17.4. Environmental Seller shall authorize and does hereby authorize its environmental consultant (Law Engineering) to make available and furnish to Buyer true, accurate and complete copies of all reports and sampling and test results obtained from all environmental and/or health samples and tests taken at or around the Subject Property by, or on behalf of Seller's environmental consultant. Seller shall give Buyer immediate written notice of any Hazardous Discharge or Environmental Notice which may occur prior to the close of Escrow and of which Seller has actual knowledge.

18. Accuracy at Close. All representations and warranties hereunder are intended to and shall remain true and correct as of the time of the close of Escrow and at all times herein shall be deemed to be material. Seller covenants and agrees to defend, indemnify and save harmless Buyer from any liability, damages, loss, cost and expense (including reasonable attorneys' fees) of whatsoever kind and nature arising out of any misrepresentation or breach of warranty with respect to such representations and warranties, provided that Seller shall not be in breach of any representation or warranty contained in this Agreement, nor shall Seller be obligated to indemnify Buyer, in the event that a condemnation proceeding is commenced between the Contingency Release Date and the Closing with respect to an immaterial and de minimis portion of the Subject Property.

19. Risk of Loss. If any portion of the Subject Property is taken by eminent domain or condemnation or any transfer in lieu thereof (excluding any minor taking related to the development plan currently in place), or if any improvements on the Subject Property are destroyed or materially damaged prior to the transfer of title, Buyer may (i) terminate this Agreement, or (ii) complete the purchase of the Subject Property, in which case there shall be no reduction in the Purchase Price and all condemnation and insurance proceeds shall be assigned and paid to Buyer. In the event Buyer terminates this Agreement, the Escrow shall be canceled, the Deposit shall be returned to Buyer, and all documents and any funds in Escrow shall be returned immediately to the party having deposited the same.

20. Seller's Remedies. If Buyer fails to close the Escrow for reasons which constitute a default by Buyer under this Agreement, Seller may give five
     (5) days written notice to Escrow Agent and Buyer and if Buyer does not cure such default as set forth in such notice within such five (5) day period, Seller thereafter as its sole remedy may terminate this Agreement by written notice to Buyer and Escrow Agent. Upon such termination, the Escrow shall be canceled, Escrow Agent shall promptly deliver to Seller the Deposit (not including any interest), and all documents and any funds (other than the Deposit) in the Escrow shall be returned immediately to the party having deposited the same. BUYER AND SELLER AGREE BY PLACING THEIR INITIALS HERE (BUYER _______________ SELLER ___________) THAT IF SELLER TERMINATES THIS AGREEMENT UPON THE BUYER'S DEFAULT AS SET FORTH IN THIS AGREEMENT, SELLER, AS ITS SOLE REMEDY, SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES FOR THE DEFAULT.

21. Buyer's Remedies. If Seller fails to close the Escrow for reasons which constitute a default by Seller under this Agreement, Buyer may give five
     (5) days written notice to Escrow Agent and Seller and if Seller does not cure the default as set forth in such notice with such five (5) day period, Buyer as its sole remedy may bring an action for specific performance of this Agreement and recovery of damages incidental to the action.

22. Remedies Cumulative. Except as otherwise provided in this Agreement, all remedies permitted or available to Buyer or Seller under this Agreement, or at law, or in equity, or by statute, shall be cumulative and not alternative, and exercise of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

23. No Waiver. No waiver by either party of any default under this Agreement by the other party shall be effective or binding upon such party unless given in the form of a written instrument signed by such party, and no such waiver shall be implied from any omission by such party to take action with respect to such default. No express written waiver of any default shall affect any other default or cover any period of time other than the default and/or period of time specified in such express waiver. One or more written waivers of any default under any provision of this Agreement shall not be deemed to be a waiver of any subsequent default in the performance of the same provision or any other term or provision contained in this Agreement.

24. Governing Law. This Agreement shall be governed and enforced by, and construed in accordance with the laws of the state in which the Subject Property is located.

25. Attorneys' Fees. In the event either party hereto finds it necessary to employ legal counsel or to bring an action at law or other proceedings against the other party to enforce any of the terms, covenants or conditions hereof, the prevailing party in such action or proceeding shall be paid all reasonable attorneys' fees, as determined by the court and not the jury, and in the event any judgment is secured by such prevailing party, all such attorneys' fees shall be included in any such judgment in such action or proceedings.

26. Notices. Notices made by the parties pursuant hereto may be served personally or may be served by depositing the same in the United States mail, postage prepaid, certified or registered mail, addressed as follows:

     26.1. If to Seller:

           26.1.1. Black Canyon Loop Company LLC
                   c/o Reckson Associates Realty Corporation
                   10 East 50th Street, 27th Floor
                   New York, NY 10022
                   Attention: Diane Conniff, Esq.

           With a copy to:

           26.1.2. Metropolitan Operating Partnership, L.P.
                   c/o Reckson Associates Realty Corporation
                   25 Broadhollow Road
                   Melville, NY 11747
                   Attention: Jason Barnett, Esq.

     26.2. If to Buyer:

           26.2.1. Safeway Inc.
                   5918 Stoneridge Mall Road
                   Pleasanton, California 94588-3229
                   Attention: Donald P. Wright

           With a copy to:

     26.3. Safeway Inc.
           5918 Stoneridge Mall Road
           Pleasanton, California 94588-3229
           Attention: Donald B. Shaw

The foregoing addresses may be changed by written notice given pursuant to provisions of this Section.

27. Broker's Commission. Seller represents and warrants to Buyer and Buyer represents and warrants to Seller that neither has used any broker, agent, finder or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable, other than CB Richard Ellis, who has acted as agent for Buyer. Seller shall pay any and all compensation which may be owing to CB
     Richard Ellis pursuant to a separate written agreement between Seller and CB Richard Ellis. Buyer assumes no liability with respect to the payment of a commission or any other compensation to CB Richard Ellis. Each party indemnifies and agrees to defend and hold the other harmless from any claims resulting from the breach by the indemnifying party of the warranties and representations in this Section.

28. Survival. All covenants, agreements, representations or warranties contained in this Agreement shall survive the close of Escrow and the conveyance of the Subject Property for a period of six (6) months and shall not be deemed to be merged into or waived by the instruments of closing or transfer, but shall expressly survive and be binding upon the parties obligated by the covenant, agreement, representation or warranty, unless expressly stated to the contrary.

29. Execution and Change It is understood and agreed that until this Agreement is fully executed and delivered by the authorized partners, corporate officers or other individuals, as applicable, of the parties hereto, there is not and shall not be an agreement of any kind between the parties hereto upon which any commitment, undertaking or obligation can be founded. It is further agreed that once this Agreement is fully executed and delivered that it contains the entire agreement between the parties hereto and that, in executing it, the parties do not rely upon any statement, promise, or representation not herein expressed and this Agreement once executed and delivered shall not be modified, changed or altered in any respect except by a writing executed and delivered in the same manner as required for this Agreement.

30. Time of the Essence. Time is of the essence of this Agreement and each and every term, condition and provision hereof.

31. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument.

32.  Successors and Assigns.

     32.1.Binding on Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns.

     32.2.Limits on Buyer's Assignment. Except as otherwise provided in this Agreement, this Agreement and Buyer's rights under this Agreement may not be assigned by Buyer without the prior written consent of Seller, except that Buyer may assign its rights under this Agreement to any subsidiary or affiliate for the purpose of taking title to the Subject Property, provided that Buyer named in this Agreement shall remain liable under this Agreement until the Closing occurs and Seller has received the Purchase Price in accordance with this Agreement.

     32.3.Buyer's Exchange Cooperation. If requested to do so by Seller, Buyer shall cooperate in a simultaneous or deferred exchange by permitting Seller to assign this Agreement to a third party (an "Exchange Facilitator") and by accepting a conveyance of the Subject Property from the Exchange Facilitator. The, assignment may take effect only simultaneously with the closing under this Agreement, and in no event shall Seller be relieved of any liability under this Agreement by reason of the assignment and in no event shall the Exchange Facilitator have any right to enforce this Agreement that Seller would not have if there had been no assignment. Buyer shall not be required to bear any escrow, title, or other expenses in excess of those Buyer would bear if there were no exchange, nor shall Buyer be required to expend any sums of money in connection with the exchange. Buyer shall not be required to execute any document creating personal liability or assume or be exposed to any liability in connection with an exchange, nor shall the Closing Date be extended to consummate an exchange. In no event shall Buyer be required to take title to any property other than the Subject Property, and in no event shall Buyer be responsible for any tax consequences to Seller or any other party in connection with an exchange. Seller agrees and covenants to defend, indemnify, protect, and save harmless Buyer from any liability, damages, loss, cost and expense (including reasonable attorneys' fees) of whatsoever kind and nature arising out of any exchange.

     32.4.Seller's Exchange Cooperation. If requested to do so by Buyer, Seller shall cooperate in a simultaneous or deferred exchange by permitting Buyer to assign this Agreement to a third party (also an "Exchange Facilitator") and by transferring the Subject Property to the Exchange Facilitator. The assignment may take effect only simultaneously with the closing under this Agreement, and in no event shall Buyer be relieved of any liability under this Agreement by reason of the assignment and in no event shall the Exchange Facilitator have any right to enforce this Agreement that Buyer would not have if there had been no assignment. Seller shall not be required to bear any escrow, title, or other expenses in excess of those Seller would bear if there were no exchange, nor shall Seller be required to expend any sums of money in connection with the exchange. Seller shall not be required to execute any document creating personal liability or assume or be exposed to any liability in connection with an exchange, nor shall the Closing Date be extended to consummate an exchange. In no event shall Seller be required to take title to any property other than the Subject Property, and in no event shall Seller be responsible for any tax consequences to Buyer or any other party in connection with an exchange. Buyer agrees and covenants to defend, indemnify, protect, and save harmless Seller from any liability, damages, loss, cost and expense (including reasonable attorneys' fees) of whatsoever kind and nature arising out of any exchange.

33. No Recording. This Agreement may not be recorded by Buyer. The recording of this Agreement shall be deemed a material default under this Agreement entitling Seller to terminate this Agreement and retain the Deposit in addition to such other remedies as may be available in equity or at law.

34. Other Offers, Confidentiality. From and after the execution and delivery of this Agreement, Seller and its representatives and affiliates will not solicit or accept any offer for the purchase of the Subject Property from any party other than Buyer unless and until this Agreement is terminated in accordance with its terms. Except as may be required by law or as may be necessary to effectuate the contemplated transaction, both Seller and Buyer, individually and on behalf of their representatives (including lenders, principals, affiliates, and clients, it being agreed that Seller and Buyer each shall be responsible for the breach by their respective representatives of the terms of this Section), agree that until closing they and their respective representatives shall hold both the terms and conditions of this Agreement and its existence as confidential information and will not disclose such terms, conditions, or existence to any third party without the other's consent, not to be unreasonably withheld.

35. Facsimile Signatures. The parties agree to be bound by facsimile signatures with the same force and effect as if the same were originals.

36. Contacting Tenants. Buyer shall not contact any tenant or prospective tenant at the Subject Property without the prior written consent of Seller, not to be unreasonably withheld.

37. Expiration Buyer shall have no obligation under this Agreement unless Seller duly executes and delivers to Buyer (or Buyer's broker) an executed counterpart original of this Agreement (via facsimile or otherwise) prior to 4:00 p.m. PDT on Wednesday, June 17, 1999.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.

BLACK CANYON LOOP COMPANY LLC,             SAFEWAY INC.
an Arizona limited liability company       a Delaware corporation,

By:                                        By:  /s/ Donald Shaw
   ---------------------------------            ------------------------------
   Its                                          Its Vice President


Date: ____________________, 1999           Date:______________

METROPOLITAN OPERATING
PARTNERSHIP, L.P.
By: Metropolitan Partners, LLC, its general
partner,

        By:  /s/Mitchell Rechler
            -------------------------
            Its

Date: __________________, 1999


EXHIBITS
    A   LEGAL DESCRIPTION
    B   WARRANTY DEED

                                    EXHIBIT A

                                    Parcel 1
Order Number: 224532

                                LEGAL DESCRIPTION

        A parcel of land lying within Section 24, Township 4 North, Range 2 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

        COMMENCING at the Southwest corner of Lot 4, as depicted on the Final Plat for Deer Valley Towne Center Unit II, as recorded in Book 454, page 48, records of Maricopa County, Arizona, said point being the POINT OF BEGINNING of the herein described parcel;
        THENCE along the West line of said lot, North 00 degrees 26' 27" West, a distance of 91.67 feet;
        THENCE continuing along said West line, South 89 degrees 33' 33" West, a distance of 2.00 feet;
        THENCE continuing along said West line, North 00 degrees 26' 27" West, a distance of 26.64 feet;
        THENCE continuing along said West line, North 04 degrees 19' 45" East, a distance of 144.31 feet;
        THENCE continuing along said West fine, North 00 degrees 26' 27" West, a distance of 99.41 feet, to the beginning of a curve;
        THENCE Northerly along said West line and said curve, having a radius of 20.00 feet, concave Southeasterly through a central angle of 90 degrees 00' 00", a distance of 31.42 feet, to the curve's end;
        THENCE continuing along said West line North 89 degrees 33' 33"
        East, a distance of 1.00 feet;
        THENCE continuing along said West line, North 00 degrees 26' 27" West, a distance of 41.16 feet;
        THENCE continuing along said West line, South 89 degrees 33' 33" West, a distance of 13.00 feet, to the beginning of a curve;
        THENCE Westerly along said West line and said curve, having a radius of 20.00 feet, concave Northeasterly through a central angle of 64 degrees 07' 54", a distance of 22.39 feet, to a point of intersection with a non-tangent line;
        THENCE leaving said West line, North 89 degrees 33' 33" East, a distance of 297.83 feet;
        THENCE North 56 degrees 38' 32" East, a distance of 92.05 feet;
        THENCE North 89 degrees 33' 33" East, a distance of 167.03 feet;
        THENCE South 00 degrees 26' 27" East, a distance of 30.06 feet;
        THENCE North 89 degrees 33' 33" East, a distance of 279.69 feet, to a point on the East line of said lot and the beginning of a non-tangent curve;
        THENCE Southerly along said East line and said curve, having a radius of 740.00 feet, concave Northwesterly, whose radius bears North
        74 degrees 26' 30" West, through a central angle of 47 degrees 18' 47", a distance of 611.07 feet, to a point on the South line of said lot and a point of intersection with a non-tangent line;
        THENCE along said South line, South 89 degrees 59' 06" West, a distance of 442.85 feet, to the POINT OF BEGINNING.



                                    EXHIBIT A

                                    Parcel 2
    Order Number: 239975

                                LEGAL DESCRIPTION

    All of Lot 3 and Lot 4, Deer Valley Towne Center II, according to Book 454 of Maps, Page 48, records of Maricopa County, Arizona;
    EXCEPT a parcel of land lying within Section 24, Township 4 North, Range 2 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona more particularly described as follows:

        COMMENCING at the Southwest corner of Lot 4, as depicted on the Final Plat for Deer Valley Towne Center Unit II, as recorded in Book 454, page 48, records of Maricopa County, Arizona, said point being the POINT OF BEGINNING of the herein described parcel;
        THENCE along the West line of said lot, North 00 degrees 26' 27" West, a distance of 91.67 feet;
        THENCE continuing along said West line, South 89 degrees 33' 33" West, a distance of 2.00 feet;
        THENCE continuing along said West line, North 00 degrees 26' 27" West, a distance of 26.64 feet;
        THENCE continuing along said West line, North 04 degrees 19' 45" East, a distance of 144.31 feet;
        THENCE continuing along said West fine, North 00 degrees 26' 27" West, a distance of 99.41 feet, to the beginning of a curve;
        THENCE Northerly along said West line and said curve, having a radius of 20.00 feet, concave Southeasterly through a central angle of 90 degrees 00' 00", a distance of 31.42 feet, to the curve's end;
        THENCE continuing along said West line North 89 degrees 33' 33"
        East a distance of 1.00 feet;
        THENCE continuing along said West line, North 00 degrees 26' 27" West, a distance of 41.16 feet;
        THENCE continuing along said West line, South 89 degrees 33' 33" West, a distance of 13.00 feet, to the beginning of a curve;
        THENCE Westerly along said West line and said curve, having a radius of 20.00 feet, concave Northeasterly through a central angle of 64 degrees 07' 54", a distance of 22.39 feet, to a point of intersection with a non-tangent line;
        THENCE leaving said West line, North 89 degrees 33' 33" East, a distance of 297.83 feet;
        THENCE North 56 degrees 38' 32" East, a distance of 92.05 feet;
        THENCE North 89 degrees 33' 33" East, a distance of 167.03 feet;
        THENCE South 00 degrees 26' 27" East, a distance of 30.06 feet;
        THENCE North 89 degrees 33' 33" East, a distance of 279.69 feet, to a point on the East line of said lot and the beginning of a non-tangent curve;
        THENCE Southerly along said East line and said curve, having a radius of 740.00 feet, concave
        Northwesterly, whose radius bears North 74 degrees 26' 30" West, through a central angle of 47 degrees 18' 47", a distance of 611.07 feet, to a point on the South line of said lot and a point of intersection with a non-tangent line;
        THENCE along said South line, South 89 degrees 59' 06" West, a distance of 442.85 feet, to the POINT OF BEGINNING.


                                  EXHIBIT B

    When recorded, return to:
    _________________________
    _________________________
    _________________________
    _________________________
    ______________________________________________________________________
                   (Space above this line for Recorder's use)


                            SPECIAL WARRANTY DEED


             For the consideration of Ten Dollars and other valuable consideration, the receipt and sufficiency of which are acknowledged, _____________________________, a ________________ limited partnership and ________________________, a _________________ limited liability company
    (collectively "Grantor"), conveys to ________________, a _________________, the following described real property situated in Maricopa County, Arizona, together with all buildings, structures, improvements and fixtures thereon and all rights and privileges appurtenant thereto:

             See the legal description set forth in Exhibit "A" attached and incorporated by this reference (the "Property").

    SUBJECT TO only those matters set fort in Exhibit "B" attached and incorporated by this reference.

             Grantor binds itself and its successors to warrant and defend the title to the Property against all acts of Grantor since May 24, 1999 and no other subject to only the matters set forth above.

              Dated this ____ day of ___________, 1999.

    METROPOLITAN OPERATING PARTNERSHIP, L.P.

    By: Metropolitan Partners, LLC, its general partner

        By:_______________________
        Name:
        Title:


                                BLACK CANYON LOOP COMPANY, LLC

                                By: Metropolitan Operating Partnership, L.P.,
                                    its sole member

                                    By:  Metropolitan Partners, LLC, its general
                                         partner


                                         By:_____________________
                                         Name:
                                         Title:


    STATE OF __________)
                       )ss.
    COUNTY OF _________)

        The foregoing instrument was acknowledged before me this ______ day of __________, 1999, by _________________ as __________________ of Metropolitan
Partners, LLC, the general partner of Metropolitan Operating Partnership, L.P., the sole member of BLACK CANYON LOOP COMPANY, LLC, on behalf of said limited liability company.


                                        __________________________________
                                        Notary Public

My Commission Expires:


_____________________________



STATE OF _________________)
                          )ss.
COUNTY OF ________________)

        The foregoing instrument was acknowledged before me this ____ day of _____ 1999, by ___________________ as __________________ of Metropolitan
Partners, LLC, the general partner of METROPOLITAN OPERATING PARTNERSHIP, L.P., on behalf of said limited partnership.


                                        __________________________________
                                        Notary Public

My Commission Expires:


_____________________________